Exhibit 10.10

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of May 2, 2024, is made by STANDARD FARMS LLC, a Pennsylvania limited liability company (the “Borrower”), together with any subsidiary of the Borrower that becomes party hereto pursuant to Section 2[, and Baker Technologies, Inc., a Delaware corporation (“Baker”)], in favor of [***] (the “Lender”).

RECITALS

A.The Lender made or agreed to make (as applicable) certain loans to the Borrower pursuant to that certain Secured Promissory Note, dated as of the date hereof (as amended, modified, supplemented or restated from time to time, the “Note”), by and between the Borrower and the Lender.

B.As a condition to entering into the Note and extending credit to the Borrower thereunder, the Lender has required the execution and delivery of this Agreement by the Borrower and Baker.

NOW THEREFORE, in consideration of the mutual covenants contained in the Note and herein, the parties hereby agree as follows:

1.Definitions.  Unless otherwise indicated, capitalized terms used in this Agreement without being defined herein shall have the meanings ascribed thereto in the Note.  All terms defined herein that are not otherwise defined herein shall have the meanings given them in the recitals and the Note.  All terms defined in the Uniform Commercial Code (the “UCC”) and not otherwise defined herein have the meanings assigned to them in the UCC.

2.Joinder of Subsidiary.  In order to provide collateral free from the operational risks of and liens arising out of the Borrower’s other activities, the Borrower acknowledges its obligation to seek approval from the DOH at the earliest practical opportunity to form a wholly-owned subsidiary (“NewCo”) and transfer the Dispensary Permit to NewCo in accordance with Section 6(b) of this Agreement (such terms and conditions including, without limitation, that the forgoing formation and transfer shall be consummated only in accordance with the Cannabis Laws and with all applicable regulatory approvals).  Immediately following NewCo’s formation, the Borrower shall cause NewCo to become party to this Agreement and the Note and agree in writing to be bound by all of the obligations of a “Security Party” hereunder (as defined below) by executing a joinder to this Agreement and the Note (the “NewCo Joinder”). For purposes of this Agreement, the Borrower and NewCo (upon the NewCo Joinder) shall be referred to together as the “Loan Parties” and each, as a “Loan Party”, and the Borrower, NewCo (upon the NewCo Joinder) and Baker shall be referred to collectively as the “Security Parties” and each, as a “Security Party”.  For the avoidance of doubt and in consideration of the NewCo Joinder, the parties expressly agree that NewCo, as a wholly-owned subsidiary of the Borrower, will benefit from the credit extended by the Lender to the Borrower under the Note, including through the use of proceeds of Advances to fund the build out and stocking of, and working capital for, the Retail Locations. The parties expressly agree that Baker, as the sole member of the Borrower, will also benefit from the credit extend by the Lender to the Borrower under the Note.

3.Description of the Collateral.  For purposes of this Agreement, “Collateral” shall mean, collectively, the Borrower Collateral, the Baker Collateral and, upon the NewCo Joinder, the NewCo Collateral (each as defined below).

(a)The “Borrower Collateral” shall mean the following personal property and fixtures of the Borrower, whether now owned or hereafter created or acquired, and wherever located:

(i)all General Intangibles relating to or arising out of the operation of the Retail Locations;

(ii)the equity interests owned or held by the Borrower in NewCo (as and if formed) (all such equity interests, being the “NewCo Interests”) and the certificates, if any, representing such equity interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such equity interests and all warrants, rights or options issued thereon or with respect thereto;

(iii)all proceeds from the sale of Inventory at the Retail Locations;

(iv)all Instruments relating to or arising out of the operation of the Retail Locations;

(v)all Chattel Paper and Electronic Chattel Paper relating to or arising out of the operation of the Retail Locations;

(vi)all Documents relating to or arising out of the operation of the Retail Locations;

(vii)all Goods relating to or arising out of the operation of the Retail Locations;

(viii)all furniture, fixtures and other Equipment located at the Retail Locations (other than motor Vehicles);

(ix)the Retail Location Account(s) (as defined below); and

(x)all proceeds and products of the foregoing in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

(b)The “Baker Collateral” shall mean the following personal property and fixtures of Baker, whether now owned or hereafter created or acquired, and wherever located:

(i)the equity interests owned or held by Baker in the Borrower (all such equity interests being the “Borrower Interests” and, collectively with the NewCo Interests, the “Pledged Interests”) and the certificates, if any, representing such equity interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such equity interests and all warrants, rights or options issued thereon or with respect thereto, provided that the Lender’s security interest in such Borrower Interests shall (x) in all respects be second in priority to the security interest of the Senior Lenders and (y) automatically terminate upon the Permit Transfer (as defined below), as and if such Permit Transfer occurs in accordance with Section 6(b) of this Agreement.

(c)The “NewCo Collateral” shall mean and include all assets, personal property and fixtures of NewCo, whether now owned or hereafter created or acquired, and wherever located, and consisting of (without limitation):

(i)all Accounts;

(ii)all Equipment (other than motor vehicles);

(iii)all General Intangibles;

(iv)all Inventory;

(v)all Investment Property;

(vi)all Deposit Accounts;

(vii)all Instruments;

(viii)all Chattel Paper and Electronic Chattel Paper;

(ix)all Documents;

(x)all Commercial Tort Claims;

(xi)all Goods;

(xii)all Software;

(xiii)all right, title and interest in and to, whether now owned or hereafter acquired and wherever located, (A) its goods and other property including, but not limited to, all merchandise returned or rejected by customers, relating to or securing any of the Accounts; (B) all rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (C) all other rights and interests, including warranty claims, relating to any goods; and (D) all documents, instruments, and agreements supporting the foregoing or delivered in connection therewith;

(xiv)all ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned or in which it has an interest), computer programs, tapes, drives, cloud storage, disks and documents relating to any other property constituting part of the NewCo Collateral; and

(xv)all proceeds and products of the foregoing in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

Notwithstanding the foregoing, none of the following items will be included within the Collateral: (i) assets if the granting of a security interest in such asset would: (A) be prohibited by applicable laws (other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition), or (B) be prohibited by contract (except to the extent such prohibition is overridden by UCC Section 9-408) so long as such negative pledge is otherwise permitted under clause (iii) hereof, (ii) any property and assets, the pledge of which would require governmental consent, approval, license or authorization, unless and until such consent, approval, license or authorization shall have been obtained or waived, and (iii) assets in circumstances where the Lender and the Security Parties agree in writing that the cost, burden or consequence (including adverse tax consequences) of obtaining or perfecting a security interest in such assets is excessive in relation to the practical benefit afforded thereby. Further, the parties hereto understand and acknowledge that certain Cannabis Laws may prohibit or limit the ability of the Lender to take a security interest in or foreclose on any Collateral subject to Cannabis Laws and/or the Cannabis Licenses, and the parties hereto hereby agree that, notwithstanding anything to the contrary in this Agreement, no Collateral will be pledged hereunder or foreclosed on by the Lender except in accordance with all applicable Cannabis Laws and Cannabis Licenses (including without limitation filing of notices with, and obtaining pre- or post-transaction approval of, all applicable governmental authorities).

4.Security Interest in the Collateral. To secure the prompt payment and performance of the Borrower’s obligations under the Note (collectively, the “Obligations”), each Security Party hereby grants to the Lender a continuing first priority security interest (subject to the Intercreditor Agreement) in and to and an encumbrance on all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located.

5.Perfection of Security Interest. Each Security Party shall take all action that may be reasonably necessary or desirable in order to maintain at all times the validity, perfection, enforceability and priority of the Lender’s security interest in and encumbrance on the Collateral or to enable the Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to (i) immediately discharging all encumbrances other than Permitted Encumbrances; (ii) delivering to the Lender, endorsed or accompanied by such instruments of assignment as the Lender may specify, and stamping or marking, in such manner as the Lender may specify, any and all chattel paper, instruments, letters of credit and advices thereof and documents evidencing or forming a part of the Collateral, including, without limitation, any certificates representing or evidencing the Pledged Interests; (iii) entering into warehousing, lockbox and other custodial arrangements reasonably satisfactory to the Lender; and (iv) executing and/or delivering financing statements, control agreements, instruments of pledge, mortgages, notices, assignments and other documents, in each case in form and substance reasonably satisfactory to the Lender, relating to the creation, validity, perfection, maintenance or continuation of the Lender’s security interest and encumbrance under the UCC or other applicable law. Each Security Party hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements or any similar document in any applicable jurisdictions and with any filing offices as the Lender may determine are necessary or advisable to perfect the security interest granted to the Lender for its benefit. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or a description of collateral that describes such property in any other manner as the Lender may determine is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Lender for its benefit, including, without limitation, describing such property as “all assets” or “all personal property, whether now owned or hereafter acquired.” All actual, out-of-pocket charges, expenses and fees the Lender may incur in doing any of the foregoing, and any local taxes relating to any of the foregoing, shall be added to the Obligations, or, at the Lender’s option, shall be paid by any Security Party to the Lender immediately upon demand.

6.Protection of Collateral. The Loan Parties and the Lender understand and agree that an important purpose of the Advances is to enable the development and operation of the Retail Locations and that the Retail Locations and other Collateral will have full value as collateral only (i) following the DOH’s issuance of the Dispensary Permit, (ii) while the Dispensary Permit remains unencumbered, unchallenged and in full force and effect and (iii) when the Retail Locations are fully permitted, built out, properly managed and placed in operation in accordance with industry best practices in the Commonwealth and Sections 6(c) and 6(d) of this Agreement.  Accordingly, each Loan Party will use best efforts (but without any attendant obligation to divest non-monetary assets) at all times to create value in the Collateral and safeguard, protect and preserve all Collateral other than dispositions expressly permitted hereunder.  Without limiting the foregoing:

(a)the Borrower shall promptly apply for the Dispensary Permit and shall use best efforts (but without any attendant obligation to divest non-monetary assets) to meet any and all conditions precedent to the DOH’s issuance of the Dispensary Permit to the Borrower, including, without limitation, demonstrating to the DOH that the Borrower has a legal right to build out and operate the Retail Locations;

(b)in order to further protect the Collateral used as security for the Advances  by ensuring separation of the Collateral from the other assets of the Borrower, as soon as permissible under the Cannabis Laws following the Location Opening Date, the Borrower shall seek approval from the DOH, at the earliest allowable opportunity, to (i) form NewCo, (ii) transfer the Dispensary Permit from the Borrower to NewCo (the “Permit Transfer”) and (iii) cause the NewCo Joinder in accordance with Section 2 of this Agreement;

(c)[***]

(d)the Borrower shall, and shall cause NewCo to, as applicable, comply in good faith with the lawful directives of the Lender in respect of matters related to the Advances and operate the Loan Parties’ businesses, including in respect of the Dispensary Permit and Retail Locations, (i) consistent with industry best practices and its own standard operating procedures (“SOPs”) as such SOPs are submitted to the DOH, (ii) in a manner designed to maximize the revenue of such Retail Locations and preserve the goodwill and relationships of the Loan Parties’ current and future customers, employees, licensors, contractors and others having business relationships with the Loan Parties with respect to the Retail Locations and (iii) in compliance with all applicable laws and regulations then in effect, including the Cannabis Laws; and

(e)Until full and indefeasible payment and performance of all of the Obligations under the Note (subject to the partial release of certain Collateral as set forth in Section 3(b)(i) of this Agreement), the Lender’s interest in the Collateral shall continue in full force and effect. The Loan Parties shall use commercially reasonable efforts to defend the Lender’s interest in the Borrower Collateral and the NewCo Collateral, and Baker shall use commercially reasonable efforts to defend the Lender’s interest in the Baker Collateral, in each case against the claims of any and all Persons whatsoever, other than the Lender and persons claiming through the Lender.

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8.Remedies Upon Event of Default. If any Event of Default (after giving effect to any period of grace) shall have occurred, each Security Party each agrees, upon the request of the Lender, to assemble all or any part of the Collateral as directed by the Lender and make it available to the Lender at any place of business of the such Security Party or any other location reasonably designated by the Lender, and it is understood and agreed that the Lender shall have the right, to the maximum extent permitted by applicable law, to take any of or all the following actions at the same or different times:

(a)accelerate the payment of all amounts owed under the Note or any Related Contract;

(b)with or without legal process and with or without prior notice or demand for performance, directly or through any designee holding any necessary cannabis or other licenses and permits, take possession of the Collateral and without liability to any Security Party for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral;

(c)move for the appointment of a receiver on an ex parte basis, whose appointment is hereby explicitly consented to by the Borrower and all applicable Security Parties;

(d)foreclose the Lender’s interest in or exercise any other rights in respect of the Pledged Interests; and

(e)generally, exercise any and all rights and remedies afforded to a secured party under the UCC, or any of its other rights under any applicable law.

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9.Proceeds. The Lender shall apply the proceeds of any collection or sale of all or any part of the Collateral, as well as any Collateral consisting of cash, as follows:

(a)FIRST, to the payment of all costs and expenses incurred by the Lender in connection with such collection or sale or otherwise in connection with the Note or any of the Obligations, including all court costs and the reasonable fees and expenses of their agents and legal counsel, the repayment of all advances made by the Lender or the Lender hereunder on behalf of the Borrower and any other costs or expenses incurred by the Lender in connection with the exercise of any right or remedy hereunder;

(b)SECOND, to the payment in full of the Obligations; and

(c)THIRD, to the Security Parties, their respective successors and assigns or as a court of competent jurisdiction may otherwise direct.

10.Power of the Lender to Act on each Security Party’s Behalf. Each Security Party hereby constitutes the Lender or the Lender’s designee as such party’s attorney and agent with power to take each of the following actions (if an Event of Default shall have occurred and be continuing, except those described in the following clause (iii) and (iv) which actions may be taken at any time and from time to time): (i) to endorse any Security Party’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign any Security Party’s name on any invoice or bill of lading relating to any of the Accounts, drafts against customers, assignments and verifications of Accounts; (iii) to send verifications of Accounts to any customer, (iv) to sign any Security Party’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by any Security Party to preserve, protect, or perfect such Security Party’s interest in the Collateral and to file same; (v) to demand payment of the Accounts; (vi) to enforce payment of the Accounts by legal proceedings or otherwise; (vii) to exercise all of each Security Party’s rights and remedies with respect to the collection of the Accounts and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Accounts; (ix) to settle, adjust or compromise any legal proceedings brought to collect Accounts; (x) to prepare, file and sign any Security Party’s name on a proof of claim in bankruptcy or similar document against any customer; (xi) to prepare, file and sign any Security Party’s name on any notice of encumbrance, assignment or satisfaction of encumbrance or similar document in connection with the Accounts; (xii) to change the address for delivery of mail addressed to any Security Party to such address as Agent may designate and to receive, open and dispose of all mail addressed to either of them and (xiii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney and agent or designee are hereby ratified and approved, and said attorney and agent or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.

11.Representations, Warranties and Covenants of the Loan Parties.  The representations, warranties and covenants of the Loan Parties set forth in the Note are hereby incorporated by reference as if fully set forth herein.

12.Exculpation of Liability. Nothing herein contained shall be construed to constitute the Lender as agent of any Security Party for any purpose whatsoever, nor shall the Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. The Lender, whether by anything herein or in any assignment or otherwise, does not assume any of the Security Parties’ obligations under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in any way for the performance by the Security Parties of any of the terms and conditions thereof.

13.Release of Encumbrances. Upon termination of the Note or the payment or other satisfaction in full of the Obligations under the Note, the encumbrances granted in favor the Lender under this Agreement shall automatically terminate and shall no longer secure the Obligations so paid or satisfied.

14.Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; or (c) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt and charges paid by sender. Nothing in this Agreement shall limit or prohibit any other legally permitted method of delivery, and any notice shall be deemed delivered when actually received. All communications shall be sent to the parties at their respective addresses on the signature page to this Agreement or at such other address as the Security Parties or the Lender may designate by at least (10) days advance written notice to the other parties hereto.

15.Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof; provided, however, that the parties acknowledge their respective obligations to comply with the laws of the Commonwealth (including the rules and requirements promulgated by the DOH) only and specifically as related to cannabis matters pertaining to the Dispensary Permit and operation of the Retail Locations. Any disputes arising hereunder shall be brought in the state or federal courts located in the State of Delaware. The parties waive any objections which they may have based on venue or forum non conveniens of any suit brought in the State of Delaware.  THE PARTIES KNOWINGLY AND VOLUNTARILY WAIVE JURY TRIAL IN ANY ACTION TO ENFORCE OR INTERPRET, OR OTHERWISE ARISING FROM, THIS AGREEMENT.

16.Costs and Expenses.  Each of the Security Parties and the Lender agrees to pay its own costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Agreement. Each Security Party agrees to pay all costs and expenses, including reasonable fees and expenses of counsel for the Lender, incurred by Lender in connection with the enforcement of its rights under this Agreement.

[SIGNATURE PAGE TO FOLLOW]

[Signature Page to Security Agreement]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be executed by its duly authorized officer as of the date first above written.

SECURITY PARTIES:

STANDARD FARMS LLC
By: BAKER TECHNOLOGIES, INC., its sole member

By:	/s/ Tim Conder
Name:	Tim Conder
Title:	President

BAKER TECHNOLOGIES, INC.

By:	/s/ Tim Conder
Name:	Tim Conder
Title:	President

c/o TILT Holdings Inc.
2801 E. Camelback Rd., Suite 180
Phoenix, AZ 85016
Attention: Legal Department

LENDER:

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